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                           [ERNST & YOUNG LETTERHEAD]

                                                                    EXHIBIT 23.1

                          CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of General American Transportation Corporation and to the incorporation by reference therein of our report dated January 26, 1993, with respect to the consolidated financial statements and schedules of General American Transportation Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1992, filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG

February 14, 1994